AMENDMENT
                           DATED AS OF JANUARY 1, 2007
                                     BETWEEN
                         PRESIDENTIAL REALTY CORPORATION
                                       and
                                  STEVEN BARUCH




         AMENDMENT dated January 22, 2007, as of January 1, 2007, between PRESIDENTIAL REALTY CORPORATION, a Delaware corporation having offices at 180 South Broadway, White Plains, New York 10605 (the "Company") and STEVEN BARUCH, residing at 1 Pondview West, Purchase, New York 10577 ("Executive") to the Amended and Restated Employment and Consulting Agreement dated January 31, 2005 between Executive and the Company (the "Original Agreement").

         WHEREAS, in consideration of the premises and mutual covenants contained herein, the parties hereto agree that Section 3 of the Original Agreement shall be amended so that the date December 31, 2008 appearing in
Section 3(a)(iii) shall be changed to the date December 31, 2011.

         WHEREAS, except as specifically provided above, all of the other terms and conditions of the Original Agreement shall remain in full force and effect.





         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            PRESIDENTIAL REALTY CORPORATION


                                            By /s/ Jeffrey F. Joseph
                                               ----------------------------
                                                Jeffrey F. Joseph
                                                President



                                               Steven Baruch


                                               /s/ Steven Baruch
                                                   ------------------------